UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

Collaboration Agreement

On January 8, 2018, Syros Pharmaceuticals, Inc. (the “Company”) and Incyte Corporation (“Incyte”) entered into a Target Discovery, Research Collaboration and Option Agreement (the “Collaboration Agreement”). Under the Collaboration Agreement, the Company will use its proprietary gene control platform to identify novel therapeutic targets with a focus on myeloproliferative neoplasms, and Incyte will receive options to obtain exclusive worldwide rights to intellectual property resulting from the collaboration for the development and commercialization of therapeutic products directed to up to seven validated targets. Incyte will have exclusive worldwide rights to develop and commercialize any therapies under the collaboration that modulate those validated targets.

Under the terms of the Collaboration Agreement, Incyte will pay the Company $10.0 million in up-front consideration, consisting of $2.5 million in cash and $7.5 million in pre-paid research funding. The Company’s activities under the Collaboration Agreement are subject to a joint research plan and, subject to certain exceptions, Incyte will be responsible for funding the Company’s activities under the research plan, including amounts in excess of the pre-paid research funding amount.

The Company will be eligible to receive target selection milestone payments and option exercise fees of up to an aggregate of $54.0 million if Incyte selects the maximum number of targets for validation and exercises its option to obtain exclusive rights to collaboration intellectual property for therapeutic products directed to all seven validated targets.  Should any therapeutic product be developed by Incyte against a target as to which Incyte has exercised its option to obtain exclusive rights to collaboration intellectual property, the Company will be eligible to receive milestone payments and, if approved and commercialized, royalty payments from Incyte. For each of the seven validated targets, the Company would become eligible to receive from Incyte a total of up to $50.0 million in development and regulatory milestone payments. If products arising from the collaboration are approved, the Company would become eligible to receive from Incyte, for each validated target, a total of up to $65.0 million in commercial milestone payments. Upon approval and commercialization of any therapeutic product resulting from the collaboration, the Company would become eligible to receive low single-digit royalties on net sales of such product.

The term of Collaboration Agreement begins on January 8, 2018 and, unless terminated by a party early, will continue until all royalty obligations for products arising from the collaboration expire. The Collaboration Agreement may be terminated by Incyte for convenience on sixty (60) days’ prior written notice to the Company, or by the Company on thirty (30) days’ written notice in the event Incyte or one of its affiliates or sublicensees challenges the validity or enforceability of certain patent rights controlled by the Company. The Collaboration Agreement may also be terminated by either of the parties on thirty (30) days’ prior written notice in the event of an uncured material breach of the Collaboration Agreement by the other party or immediately in the case of certain bankruptcy events. Incyte’s right to terminate for convenience and each party’s right to terminate for uncured material breach may be exercised either with respect to the Collaboration Agreement in its entirety or, as applicable, in relation to the relevant validated target and associated therapeutic products.

The foregoing description of the material terms of the Collaboration Agreement is qualified in its entirety by the terms of the Collaboration Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Stock Purchase Agreement

In addition, on January 8, 2018, the Company entered into a Stock Purchase Agreement with Incyte (the “Stock Purchase Agreement”), pursuant to which Incyte agreed to purchase 793,021 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate purchase price of $10.0 million in cash, or $12.61 per share, in a private placement. The purchase price represents a thirty percent (30%) premium to the volume-weighted sale price of the shares of the Company’s common stock over the fifteen (15) trading day period immediately preceding the date of the Stock Purchase Agreement. The Shares will be subject to a lock-up restriction and a market stand-off agreement for a period of 12 months following the closing of the sale of the Shares (the “Closing”).

Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to file a registration statement covering the resale by Incyte of the Shares within 20 days following the Closing. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective no later than the last day of the fiscal quarter in which the Shares are delivered to Incyte, and to keep such registration statement effective until the date the Shares covered by such registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Shares for resale. The Company has granted to Incyte, and Incyte has granted to the Company, customary indemnification rights in connection with the registration statement.

In addition, from the Closing until the earlier of the second anniversary of the Closing or the expiration or termination of the Collaboration Agreement, the Company has granted to Incyte the right to purchase up to its pro rata share of the securities offered in certain subsequent offerings of the Company’s common stock or common stock equivalents, subject to the terms and conditions set forth in the Stock Purchase Agreement.

The foregoing description of the material terms of the Stock Purchase Agreement is qualified in its entirety by the terms of the Stock Purchase Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Incyte in the Stock Purchase Agreement, the offering and sale of the Shares will be exempt from registration under Section 4(a)(2) of the Securities Act. The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements.  The sale of the securities will not involve a public offering.  Incyte represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares for investment purposes only and not with a view to any distribution of the Shares in violation of the United States federal securities laws.

Item 7.01                                           Regulation FD Disclosure.

From time to time, we intend to conduct meetings with third parties in which our current corporate slide presentation is presented. A copy of this slide presentation, dated January 8, 2018, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01                                           Other Events.

On January 8, 2018, the Company issued a press release announcing its 2018 business goals and financial guidance. The full text of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s business, plans, prospects and strategies, its plans regarding preclinical and clinical development of its product candidates, its expected financial results, its expectations regarding the Collaboration Agreement with Incyte and its plans to file a registration statement to register the resale of the shares of common stock to be issued and sold to Incyte under the Stock Purchase Agreement. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the ability of the parties to successfully research, develop and commercialize products under the Collaboration Agreement; the Company’s ability to comply with its obligations under and otherwise maintain the Collaboration Agreement with Incyte on the agreed upon terms; advance the development of its programs, including SY-1425 and SY-1365, under the timelines it projects in current and future clinical trials; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; replicate scientific and non-clinical data in clinical trials; successfully develop a companion diagnostic test to identify patients with the RARA and IRF8 biomarkers; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; obtain and maintain necessary regulatory approvals; identify, enter into and maintain collaboration agreements with third parties; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies; risks described under the caption “Risk Factors” in Syros’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which is on file with the SEC; and risks described in other filings that Syros makes with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syros expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Presentation dated January 8, 2018
99.2	Press release dated January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: January 8, 2018	By:	/s/ Nancy Simonian
Nancy Simonian, M.D.
President & Chief Executive Officer